Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                         September 27, 2008
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended September 27, 2008 and September 29, 2007, in thousands of dollars except per share amounts.

                            Three Months Ended          Nine Months Ended
                        September 27, September 29, September 27, September 29,
                             2008          2007          2008          2007

Net sales                $1,131,691    $  801,328    $3,125,310    $2,272,695

Net earnings             $   32,905    $   52,572    $  123,895    $  144,584


Net earnings per common
 share                   $    26.47    $    41.75    $    99.62    $   114.69

Average number of shares
 outstanding              1,243,015     1,259,091     1,243,706     1,260,605


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investors/Annual.aspx.

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